As filed with the Securities and Exchange Commission on March 21, 2012

 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
________________

HEELYS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2880496 (I.R.S. Employer Identification No.)

3200 Belmeade Drive, Suite 100
Carrollton, Texas 75006
(214) 390-1831
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
________________

Thomas C. Hansen
Chief Executive Officer
3200 Belmeade Drive, Suite 100
Carrollton, Texas 75006
(214) 390-1831

(Name, address, including zip code, and telephone number, including area code, of agent for service)
________________
Copies to:

Gina E. Betts, Esq. Locke Lord LLP 2200 Ross Avenue, Suite 2200 Dallas, Texas 75201 (214) 740-8000
________________

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

           If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act of 1934, as amended.  (Check one):

Large Accelerated filer 	Accelerated filer 
Non-accelerated filer 	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	9,317,310	$2.45	$22,827,410	$2,616.02
_____________

(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the high and low sales prices of the common stock on the Nasdaq Stock Market on March 20, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated March 21, 2012

PRELIMINARY PROSPECTUS

HEELYS, INC.
9,317,310 SHARES OF COMMON STOCK

We are registering the common stock being offered by this prospectus in order to permit the holder thereof to sell such shares without restriction, in the open market or otherwise; however, the registration of such common stock does not necessarily mean that they will be sold.  We will not receive any proceeds from this offering.

Our common stock is quoted on the NASDAQ Capital Market under the symbol "HLYS."  On March 20, 2012, the last reported closing price of our common stock on NASDAQ was $2.41 per share.

The securities offered hereby involve a high degree of risk.  See "Risk Factors" on page 1, as well as the risk factors relating to our business that are incorporated by reference in this prospectus, for a discussion of the factors you should carefully consider before deciding to purchase our securities.

The selling stockholder is offering these shares of common stock. The selling stockholder may sell all or a portion of these shares from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The selling stockholder will receive all proceeds from the sale of the common stock. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution."

__________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________ , 2012

You should rely only on the information contained herein or specifically incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The selling stockholder is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus or any document incorporated herein by reference is accurate as of any date other than the date of this prospectus.

THE COMPANY

We design, market and distribute innovative, action sports-inspired products primarily under the HEELYS brand targeted to the youth market. Our primary product, HEELYS-wheeled footwear, is patented, dual-purpose footwear that incorporates a stealth, removable wheel in the heel. HEELYS-wheeled footwear allows the user to seamlessly transition from walking or running to rolling by shifting weight to the heel. Users can transform HEELYS-wheeled footwear into street footwear by removing the wheel.  We believe our distinctive product offering and our HEELYS brand is synonymous with a popular lifestyle activity. In Europe, during the third and fourth quarters of 2011, we began to distribute brands other than HEELYS. These brands include Airbak backpacks, Tony Hawk skateboards, Blazer Pro scooters and accessories and District scooters.

We currently offer HEELYS-wheeled footwear in the United States and certain other countries.  HEELYS-wheeled footwear is protected by numerous patents and trademarks.  In 2011, approximately 98% of our net sales were derived from the sale of our HEELYS-wheeled footwear.  The remainder of our net sales were derived from the sale of our Nano™ inline footboard and branded accessories, such as replacement wheels, and the distribution of other brands besides HEELYS in Europe.

We sell our products through distribution channels that generally merchandise our products in a manner that we believe enhances and protects our HEELYS brand image.  Domestically, our products can be purchased from full-line sporting goods retailers such as Academy and Big 5, and specialty apparel and footwear retailers such as Skechers, Footaction and Journeys. Our products can also be purchased from select online retailers such as Zappos.com and Amazon.com. In 2011, approximately 37% of our net sales were derived from retailers in the United States.

Historically, our products have been sold internationally through independent distributors with exclusive rights to specified international markets.  Since 2008, however, we have expanded our international opportunities through our Belgian subsidiary by working more closely with our distributors, establishing relationships with distributors in new international markets and, in select markets, selling our products directly to retail customers.  We took over the distribution of our products in the German market effective April 1, 2008 and in the French market effective May 1, 2008.  We began to sell directly to retailers in Italy during the fourth quarter of 2009, and directly to retailers in Spain and Portugal in 2011, through our Belgian subsidiary. In Europe our products can be purchased in sporting goods retailers such as Decathlon (France), Sportland S.R.L. (Italy) and Sport Scheck (Germany); footwear retailers such as Bocci Sport (Italy) and Trops SPA (Italy); and through online retailers such as Amazon and Vente-Privee (France). As part of an initiative to improve efficiency and reduce costs, we began taking steps in the first quarter of 2012 to close our office in Brussels, Belgium and transition our business operations conducted through that office to our French and German offices. We ended our distributor agreement with our Japanese distributor in February 2011 and we formed Heeling Sports Japan, K.K. a Japanese corporation and indirect wholly-owned subsidiary, to manage our operations in Japan and to take over the distribution of our products in that country effective March 1, 2011. Our largest Japanese customer is Toys”R”Us.

During the second quarter of 2010, we began selling certain styles of our products through our website at www.heelys.com.

Our principal offices are located at 3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006, our phone number is (214) 390-1831.  Our website is www.heelys.com.  The information on our website is not part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk.  You should carefully consider the risks described in "Item 1A — Risk Factors" of our most recent annual report on Form 10-K for the year ended December 31, 2011 that has been filed with the SEC and incorporated herein by reference in its entirety, as well as other information in this prospectus and in any other documents incorporated into this prospectus by reference before purchasing any of our securities.  Each of the risks described in these sections and documents could adversely affect our business, financial condition, and results of operations, and could result in a complete loss of your investment.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” that are based on information currently available to management as well as management’s assumptions and beliefs.  When used in this document and in documents incorporated by reference, forward-looking statements include, without limitation, statements regarding financial forecasts or projections, and our expectations, beliefs, intentions or future strategies that are signified by terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon, similar expressions, or discussions of strategy.  These forward-looking statements reflect our current views with respect to future events, based on what we believe are reasonable assumptions; however, such statements are subject to certain risks and uncertainties.  In addition to the specific uncertainties discussed elsewhere in this prospectus, the risk factors set forth in Part 1, “Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2011 may affect our performance and results of operations.  Those risks, uncertainties and factors include, but are not limited to, the fact that substantially all of our net sales are generated by one product, our intellectual property may not restrict competing products that infringe on our patents from being sold, continued changes in fashion trends and consumer preferences and general economic conditions, we depend on our relationships with retail customers and independent distributors with whom we do not have long term contracts, we outsource all of our manufacturing to, and rely on, a limited number of independent manufacturers, our distribution model and recent moves in select markets to take over distribution  of our products directly to customers contains inherent risks, we are subject to the risks of conducting business internationally, foreign exchange rate fluctuations could harm our results of operations, we have expanded our product offering to mass merchants which may affect our brand image and reputation, we may not be able to successfully introduce new product categories and the other factors described in our filings with the Securities and Exchange Commission.  Investors are urged to consider these risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those in the forward-looking statements.  We disclaim any intention or obligation to update or review any forward-looking statements or information, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the resale of the common stock by the selling stockholder.  We will bear all expenses in connection with the registration of the shares, other than underwriting discounts and selling commissions.

SELLING STOCKHOLDER

We initially issued the common stock registered hereby to Capital Southwest Venture Corporation in transactions exempt from registration under the Securities Act.  The shares of common stock that may be offered pursuant to this prospectus will be offered by the selling stockholder, which includes its transferees, distributees, pledgees or donees or their successors.  The following table sets forth certain information concerning the number of shares of common stock beneficially owned by the selling stockholder that may be offered from time to time pursuant to this prospectus.  The selling stockholder beneficially owns more than 5% of our outstanding shares.  As of the date hereof, two officers of the selling stockholder serve on our Board of Directors.

Selling Stockholder Table

Name	Shares of common stock owned before the offering	Shares of common stock offered	Shares of common stock owned after the offering (1)	Percentage of common stock owned after the offering (1)
Capital Southwest Venture Corporation	9,317,310	9,317,310	0	0%
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(1)   We have determined the number and percentage of shares of common stock owned after the offering by assuming that the selling stockholder will sell all of its shares being offered pursuant to this prospectus.  In fact, the selling stockholder may sell none, all or some portion of its holdings.

PLAN OF DISTRIBUTION

The selling stockholder and its successors, which includes its transferees, distributees, pledgees or donees or their successors, may sell the common stock directly to purchasers or through underwriters, brokers or agents, or through a combination of any of these methods of sale.  Underwriters, brokers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or the purchasers.  These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

The common stock may be sold in one or more transactions:
•	at fixed prices;
•	at prevailing market prices at the time of sale;
•	at prices related to such prevailing market prices;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.

Such sales may be effected in transactions in the following manner:
•	on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•	through the writing of options, whether such options are listed on an options exchange or otherwise; or
•	through the settlement of short sales.

The selling stockholder may enter into hedging transactions with brokers or other financial institutions which may in turn engage in short sales of the underlying common stock and deliver these securities to close out such short positions.

From time to time, the selling stockholder may distribute, devise, gift, pledge, hypothecate or grant a security interest in some or all of the securities owned by it.  Any such distributees, devisees, secured parties or donees will be deemed to be selling stockholders.  Any such pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be a selling stockholder.

The aggregate proceeds to the selling stockholder from the sale of the common stock will be the sale price of the common stock less any discounts and commissions.  The selling stockholder reserves the right to accept and, together with its agents, to reject, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering.

Our common stock is quoted on The NASDAQ Stock Exchange.

The common stock may be sold in some states only through registered or licensed brokers or dealers.  The selling stockholder and any underwriters, brokers or agents that participate in the sale of the common stock may be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.  The selling stockholder may not sell any of the common stock described herein and may not transfer, devise or gift such securities by other means not described in this prospectus.

We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the common stock to the public other than applicable transfer taxes and commissions, fees and discounts of underwriters, brokers, dealers and agents.

LEGAL MATTERS

Unless otherwise noted in a prospectus supplement, Locke Lord LLP, Dallas, Texas, will pass on the legality of the securities offered through this prospectus.

EXPERTS

The financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended and file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.  Our SEC filings are also available to the public at the SEC's web site at www.sec.gov.  In addition, you may read and copy our SEC filings at the offices of The NASDAQ Stock Market, One Liberty Plaza, 165 Broadway, New York, NY 10006.  Our SEC filings are also available through our website at www.heelys.com.  Any other documents available on our website are not incorporated by reference into this prospectus.

This prospectus is only part of a registration statement we filed with the SEC under the Securities Act of 1933, as amended, and therefore omits certain information contained in the registration statement.  We have also filed exhibits to the registration statement that we have excluded from this prospectus, and you should refer to the applicable exhibit for a complete description of any statement referring to any contract or document.  You may inspect or obtain a copy of the registration statement, including exhibits and schedules, as described in the preceding paragraph.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus "incorporates by reference" information that we have filed with the SEC under the Exchange Act, which means that we are disclosing important information to you by referring you to those documents. Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document which also is, or is deemed to be incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the following documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 as filed with the SEC on March 21, 2012; and
•	The description of our common stock contained in our Registration Statement on Form 8-A/A filed with the SEC on December 6, 2006.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address and telephone number:

3200 Belmeade Drive, Suite 100
Carrollton, Texas 75006
(214) 390-1831

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth an estimate (other than with respect to the registration fee) of the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

Registration Fee – Securities and Exchange Commission	$2,616.02
Accounting Fees and Expenses	2,000.00
Legal Fees and Expenses	5,000.00
Total	$9,616.02

We will bear all expenses shown above.  The selling stockholder will bear all underwriting discounts and selling commissions and transfer taxes applicable to the sale of shares sold pursuant to this registration statement.

Item 15.  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits a corporation to (1) indemnify its directors and officers, as well as its other employees and agents, against expenses (including attorneys' fees), judgments, fines and settlement amounts actually and reasonably incurred or paid by that person in connection with any threatened, pending or completed action, suit or proceeding in which that person is made a party because that person is or was a director, officer, employee or agent of the corporation, subject to certain limitations, and (2) advance the expenses incurred by its directors, officers, employees and agents before the final disposition of an action, suit or proceeding. Section 145 also provides that it is not exclusive of other rights to which persons seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested stockholders or otherwise. Article VIII of our Amended and Restated By-Laws provides for mandatory indemnification of and advancement of expenses to our directors and officers to the maximum extent permitted by the Delaware General Corporation Law subject to limited exceptions, and authorizes our board of directors to grant indemnification and advance expenses to any of our other employees or agents to the same extent that we indemnify our directors and officers.

Our Certificate of Incorporation provides that, in accordance with Section 102(b)(7) of the Delaware General Corporation Law, our directors will not be liable for monetary damages for breach of their fiduciary duty as directors to our stockholders and us. This provision does not eliminate a director's fiduciary duty, and in appropriate circumstances, equitable remedies like injunctive or other forms of non-monetary relief will remain available under Delaware law and each director will continue to be subject to monetary or other liability for breach of the director's duty of loyalty to our stockholders or us, for acts or omissions not in good faith or involving intentional misconduct for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

We have entered into an indemnification agreement with each of our executive officers and directors, and we generally intend to enter into indemnification agreements with any new executive officers and directors in the future. The indemnification agreements provide our executive officers and directors with certain rights to and in connection with indemnification and advancement of expenses in addition to those provided for in our Amended and Restated By-Laws. As provided in those indemnification agreements, we intend to maintain directors' and officers' insurance coverage to the extent such insurance is available on commercially reasonable terms, as determined by our board of directors. That insurance would protect our executive officers and directors against losses arising from any claim asserted against them and expenses incurred by them in those capacities, subject to certain exclusions and limits on the amount of coverage.

Item 16.  Exhibits

See the Exhibit Index which is incorporated herein by reference.

Item 17.  Undertakings

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in  the "Calculation of Registration Fee" table in the effective registration statement;

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that a time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)      If the registration is relying on Rule 430B:

   (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

   (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Carrollton, State of Texas, on March 21, 2012.

Heelys, Inc.

By:	/s/ Thomas C. Hansen
Thomas C. Hansen
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas C. Hansen and Craig D. Storey, and each of them, with the full power to act without the other, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement, and any or all amendments thereto (including, without limitation, post-effective amendments), any subsequent Registration Statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and any amendments thereto and to fill the same, with all exhibits  and schedules thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Thomas C. Hansen	Chief Executive Officer	March 21, 2012
Thomas C. Hansen	(principal executive officer)

/s/ Craig D. Storey	Senior Vice President, Chief Financial Officer,	March 21, 2012
Craig D. Storey	Chief Operating Officer, Treasurer, Assistant Secretary and Vice President – Compliance (principal accounting officer)

/s/ Gary L. Martin	Chairman of the Board	March 21, 2012
Gary L. Martin

/s/ Jerry R. Edwards	Director	March 21, 2012
Jerry R. Edwards

/s/ Patrick F. Hammer	Director	March 21, 2012
Patrick F. Hamner

Signatures	Title	Date

/s/ N. Roderick McGeachy, III	Director	March 21, 2012
N. Roderick McGeachy, III

/s/ Glenn M. Neblett	Director	March 21, 2012
Glenn M. Neblett

/s/ Ralph T. Parks	Director	March 21, 2012
Ralph T. Parks

/s/ Richard F. Strup	Director	March 21, 2012
Richard F. Strup

INDEX TO EXHIBITS

Exhibit No	Description

4.1	Specimen certificate representing Heelys, Inc.'s Common Stock (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to Form S-1 (File No. 333-137046), filed with the SEC on November 24, 2006

*5.1	Opinion of Locke Lord LLP

*23.1	Consent of Grant Thornton LLP

23.2	Consent of Locke Lord LLP (included in its opinion filed as Exhibit 5.1 hereto)

24.1	Powers of Attorney (included on the signature page)

* Filed herewith.